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                                                                   Exhibit 3.3

                                FOURTH RESTATED
                        CERTIFICATE OF INCORPORATION OF
                         MASADA SECURITY HOLDINGS, INC.

         Masada Security Holdings, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

         That Masada Security Holdings, Inc. was originally incorporated under the name Masada Security, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on January 28, 1993;

         That the Board of Directors of Masada Security Holdings, Inc., by unanimous written consent, duly adopted resolutions setting forth the Fourth Restated Certificate of Incorporation of the corporation, which would restate and integrate and further amend the provisions of the Certificate of Incorporation of the corporation, declaring that adoption of said Fourth Restated Certificate of Incorporation to be advisable and in the best interest of said corporation, and declaring that said Fourth Restated Certificate of Incorporation be considered by the stockholders of said corporation at a meeting of stockholders of said corporation called for that purpose;

         That the stockholders of Masada Security Holdings, Inc., by unanimous written consent, adopted and approved the said Fourth Restated Certificate of Incorporation in accordance with the provisions of Section 228 of the Delaware General Corporation Law;

         That said Fourth Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law;

         That the capital of Masada Security Holdings, Inc. shall not be reduced under or by reason of said Fourth Restated Certificate of Incorporation; and,

         That the text of the Fourth Restated Certificate of Incorporation of Masada Security Holdings, Inc. is hereby restated and integrated and is further amended to read in its entirety as follows:

         1.      NAME.  The name of the Corporation is Masada Security
Holdings, Inc.

         2. DURATION. The period of duration of the Corporation shall be perpetual.

         3. PURPOSES. The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         4.      CAPITAL STOCK.

         (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares, consisting of 15,000,000 shares of Common Stock, par value







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$.01 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

         (b) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series as may be determined from time to time by the board of directors of the Corporation, each such class or series to be distinctly designated. Except in respect of the particulars fixed by the board of directors for classes or series provided for by the board of directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the board of directors shall be alike in every particular except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such class or series and the preferences and relative, participating, optional and other special rights of each such class or series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; and the board of directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular class or series of Preferred Stock so designated by the board of directors, the voting powers of stock of such class or series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such class or series, including, but without limiting the generality of the foregoing, the following:

                 (1) The distinctive designation of, and the number of shares of Preferred Stock, which shall constitute such class or series, and such number may be increased (except where otherwise provided by the board of directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the board of directors;

                 (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such class or series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                 (3) The right, if any, of the holders of Preferred Stock of such class or series to convert the same into, or exchange the same for shares of any other class or classes or of any series of the same or any other class or classes of stock and the terms and conditions of such conversion or exchange;

                 (4) Whether or not Preferred Stock of such class or series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such class or series may be redeemed;

                 (5) The rights, if any, of the holders of Preferred Stock of such class or series upon the voluntary or involuntary liquidation of the Corporation;

                 (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such class or series; and

                 (7) The voting powers, if any, of the holders of Preferred Stock of such class or series.

         (c) Issuance of Securities. Except as otherwise provided in this Restated Certificate of Incorporation, the board of directors shall have authority to authorize the issuance, from time to time without





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any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class) as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than such par value. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

         (d) Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him. The term "Voting Stock" shall mean all stock of the Corporation which by its terms may be voted on all matters submitted to the stockholders of the Corporation.

         (e) Exchange, Reclassification or Cancellation of Stock. Each issued and outstanding share of the previously authorized Class A preferred stock of the Corporation has been redeemed and canceled, each issued and outstanding share of the previously authorized Class B convertible preferred stock of the Corporation has been converted into shares of previously authorized Class B common stock of the Corporation, and each issued and outstanding share of previously authorized Class C convertible preferred stock of the Corporation has been converted into shares of previously authorized Class C common stock of the Corporation. Effective upon the filing of this Restated Certificate of Incorporation, (i) each issued and outstanding share of the previously authorized Class A common stock, Class B common stock and Class C common stock of the Corporation shall be exchanged for 3.0 shares of the Common Stock and (ii) all shares of previously authorized Class A common stock, Class B common stock, Class C common stock, Class A preferred stock, Class B convertible preferred stock and Class C convertible preferred stock of the Corporation not outstanding shall be canceled.

         5. INITIAL REGISTERED OFFICE AND AGENT. The location and mailing address of the initial registered office of the Corporation, and the name of its initial registered agent at such address are as follows: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         6.      BOARD OF DIRECTORS.

         (a) Number. The number of directors which shall constitute the whole board of directors shall be as determined from time to time by resolution adopted by the affirmative vote of a majority of the board of directors, but shall not be less than seven (7) nor more than ten (10) directors; provided that until otherwise determined by the board of directors in accordance herewith, the number of directors shall be nine (9); provided further that the number of directors shall not be decreased if such decrease would have the effect of shortening the term of an incumbent director.

         (b) Election. The directors comprising the board of directors shall be and is divided into three classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible. If the number of directors is not evenly divisible by three (3), one additional director shall be allocated to Class III and, if necessary, to Class II. Each director shall serve for a term ending on the date of the third annual meeting of the Corporation's stockholders following the annual meeting at which such director was elected; provided,





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however, that each director elected in Class I at the 1996 annual meeting, or by consent in lieu thereof, shall serve for a term ending on the date of the 1997 annual meeting, each director elected in Class II at the 1996 annual meeting shall serve for a term ending on the date of the 1998 annual meeting, and each director elected in Class III at the 1996 annual meeting shall serve for a term ending on the date of the 1999 annual meeting, or at such later date as any director's successor is elected and qualified, subject to his earlier death, resignation or removal from office.

         (c) Powers. Except as may be otherwise provided by law or in this Restated Certificate of Incorporation, all corporate powers of the Corporation shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors. In furtherance and not in limitation of the powers conferred by statute, the board of directors shall have the following powers:

         (1) To determine whether any, and if any, part of any accumulated profits, earned surplus, paid-in surplus or surplus arising from reduction of stated capital legally available for the payment of dividends shall be declared and paid as dividends; to determine the date or dates for the declaration and payment of dividends; and to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in;

         (2) To take any action required or permitted to be taken by the board of directors at a meeting without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors.

         (3) To ratify and approve any action taken by or on behalf of the Corporation's employees, agents, officers, directors or any other party, and, upon such ratification and approval, any such actions so taken shall be effective for and as the act of the Corporation as though such act had been adopted and approved by the board of directors at the time such action was taken.

The Corporation may, in its ByLaws, confer powers upon its board of directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon directors by statute.

         (d) Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors, or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors which authorizes, approves or ratifies such contract or transaction, if the contract or transaction is fair and reasonable to the Corporation and if the fact of such relationship or interest is disclosed to the board of directors which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors.

         (e) Removal. The stockholders shall not have the right to remove any one or all of the directors prior to the end of his or their term of office except by the affirmative vote of the holders of at least sixty-seven percent (67%) of the votes entitled to be cast by the holders of Voting Stock voting together as a single class.





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         7.      BYLAWS.  The power to make, alter, amend or repeal ("Amend")
the ByLaws shall be vested in the board of directors and the stockholders. The board of directors may Amend the Bylaws by the affirmative vote of a majority of the directors. The stockholders may Amend the Bylaws only upon the affirmative vote of the holders of at least sixty-seven percent (67%) of the votes entitled to be cast by the holders of all outstanding shares of the Voting Stock, voting together as a single class.

         8.      INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

         (a) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (a) or (b) of this
Article 8, or in defense or any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d)     Any indemnification under subparagraph (a) or (b) of this
Article 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraph (a) or
(b) of this Article 8.  Such determination





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shall be made (i) by a majority vote of the directors of the Corporation who are not parties to such action, suit or proceeding, even though less than a quorum of the board of directors, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(iii) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 8. Such expenses (including attorneys' fees) incurred by other employees and agents may also be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall not be deemed exclusive of and shall be in addition to any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article 8 or by statute.

         (h) For purposes of this Article 8, references to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under this Article 8 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this Article 8, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 8.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased





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to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         9. WAIVER OF PERSONAL LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Neither the repeal or modification of this Article 9 nor the adoption of any provisions of this Restated Certificate of Incorporation inconsistent with this
Article 9 shall adversely affect the rights of any director of the Corporation with respect to any matter occurring, or any cause of action, suit or claim that, but for this Article 9, would accrue or arise, prior to such repeal, modification or adoption of an inconsistent provision.

         10. SUBSEQUENTLY ADOPTED CORPORATION LAWS. Any and every statute of the State of Delaware hereinafter enacted whereby the rights, powers and privileges of the stockholders of corporations organized under the general laws of the State of Delaware are increased, diminished or in any way affected shall apply to this Corporation and to every stockholder thereof, to the same extent as if such statute had been in force at the date of the making and filing of this Restated Certificate of Incorporation.

         11. AMENDMENT. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the ByLaws), the affirmative vote of the holders of at least sixty-seven percent (67%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class, shall be required to amend
Article 6(b), Article 7 or Article 11 of this Restated Certificate of Incorporation or to adopt any provision inconsistent with Article 6(b), Article 7 or Article 11 of this Restated Certificate of Incorporation.


         IN WITNESS WHEREOF, Masada Security Holdings, Inc. has caused this Restated Certificate of Incorporation to be signed by its ________ President and attested to by its _________Secretary on this the _____ day of __________, 1996.


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                                             ------------------President
Attest:


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----------------------------------

----------------Secretary





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